SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




                                October 24, 1996
                Date of Report (Date of earliest event reported)



                      AMERICAN MOBILE SATELLITE CORPORATION
             (Exact name of registrant as specified in its charter)



                           DELAWARE 0-23044 93-0976127
(State or other jurisdiction       (Commission               (IRS Employer
    of incorporation)              File Number)             Identification No.)



             10802 Parkridge Boulevard, Reston, Virginia 20191-5416
               (Address of principal executive offices) (Zip Code)



                                 (703) 758-6000
              (Registrant's telephone number, including area code)


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Item 5.  Other Events

     Effective October 24, 1996, Jordan Roderick has resigned his position as a member of the Board of Directors of American Mobile Satellite Corporation (the "Company"), in connection with his increased responsibilities at AT&T Wireless Services, where he is Vice President, Personal Communications Services.

     As provided in the Company's By-Laws, the vacancy created by Mr. Roderick's resignation has been filled by a vote of the remaining members of the Board. The Board of Directors has appointed Mr. David A. Juliano to fill the vacancy. Mr. Juliano is Vice President National Retail of AT&T Wireless Services in Wilmington, Delaware.

     AT&T Wireless Services owns approximately 12% of the Company's issued and outstanding common stock.

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                                                    SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           AMERICAN MOBILE SATELLITE CORPORATION
                                           (Registrant)



Date: October 25, 1996                     /s/ Randy S. Segal
                                           Randy S. Segal
                                           Secretary




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